UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE E.W. SCRIPPS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Scripps: We have the right board and the right strategy for meaningful company growth

Company urges stockholders to vote “FOR” all of Scripps’ director nominees on the WHITE proxy card
April 23, 2018

CINCINNATI - The E.W. Scripps Company (NYSE: SSP) is aggressively implementing a transformative company growth strategy that has momentum and is yielding tangible results.

Although GAMCO Asset Management has failed to make a case for change, GAMCO has initiated a proxy contest for the full slate of directors elected by our Class A common shareholders.

“We have a plan underway based on real numbers and tied to real decisions we’re making that we anticipate will create as much if not more value and performance improvement than GAMCO asserts we need,” said Scripps President and CEO Adam Symson. “GAMCO has put forth margin targets that are vague and baseless, while the Scripps plan is based on specifics. We have the right board members and the right plan in place, and we are moving forward with urgency.”

The Scripps plan includes:

The right board and the right strategy
The board and management have been agents of change for Scripps and have the right set of skills and expertise to execute the transformative plan. The company has streamlined its Local Media segment and corporate cost structure and expects to yield more than $30 million in annual savings. It aims to strengthen its broadcast television portfolio through a buy-sell-swap acquisition strategy. Scripps’ National Media businesses are growing rapidly, and the segment delivered its first profitable quarter in the fourth quarter of 2017. Meanwhile, the board continues to return cash to shareholders, announcing a regular dividend in February 2018.

Strong projections that show a path to maximize shareholder value
The company has said it expects cash flow from operations to grow more than 40 percent from 2016 levels by 2020, propelled by retransmission revenue and restructuring initiatives. It also anticipates margin improvement of 400 basis points between 2018 and 2020. It already is garnering near-term results from the strategic implementation, and these projections suggest the strategy could create at least as much value for shareholders as GAMCO’s assertions about growing our broadcast cash flow (BCF) margins. GAMCO also has neglected to present a plan for achieving its BCF target.

GAMCO has arbitrarily referenced the expenses associated with the current proxy contest. However, in conversations with GAMCO CEO Mario Gabelli, Symson presented a compromise on behalf of the board that would effectively end the contest. Symson offered to include one of GAMCO’s nominees in the Scripps slate of directors. Gabelli dismissed this offer and insisted he wanted all three of his nominees on the board “or nothing at all.”

GAMCO also has failed to offer an alternative strategy that creates more value for shareholders and has refused attempts at constructive dialogue and compromise. The Scripps board believes replacing three of its directors with GAMCO’s nominees would add an unnecessary risk of distraction from the execution of the company’s strategy at a time when it is seeing strong momentum. The election of GAMCO’s nominees would also diminish the diversity of experience our Board brings to the table and eliminate the shareholder perspective of our nominees, as former members of the investment community.

The Scripps board unanimously recommends that shareholders vote the WHITE proxy card to vote “FOR” each of the board’s nominees: Lauren R. Fine, Roger L. Ogden and Kim Williams. Date, sign and return the WHITE proxy card in the envelope provided or use the telephone or Internet method of voting described on the WHITE proxy card or WHITE voting instruction form.

Shareholders who have questions or need assistance voting their shares please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call collect: (212) 929-5500
or
Toll-free: (800) 322-2885
Email: proxy@mackenziepartners.com

About Scripps
The E.W. Scripps Company (NYSE: SSP) serves audiences and businesses through a growing portfolio of local and national media brands. With 33 television stations, Scripps is one of the nation’s largest independent TV station owners. Scripps runs an expanding collection of national journalism and content businesses, including Newsy, the next-generation national news network; podcast industry leader Midroll Media; and fast-growing national broadcast networks Bounce, Grit, Escape and Laff. Scripps produces original programming including “Pickler & Ben,” runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Forward-Looking Statements
Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical in nature and which may be identified by the use of words like “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, are forward-looking statements.  These forward-looking statements are based on management's current expectations, and are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in such forward-looking statements. Such forward-looking statements are made as of the date of this communication and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the Company’s Form 10-K on file with the SEC in the section titled “Risk Factors”. The Company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND

ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.scripps.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Investor contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com

Media contact:
Kari Wethington, The E.W. Scripps Company, 513-977-3763. Kari.wethington@scripps.com